Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FOURTH QUARTER RESULTS

•	Revenue of $153 million

•	GAAP earnings of $0.83 per diluted share

•	Non-GAAP earnings of $0.67 per diluted share

•	Ended quarter with $150 million in cash

Fort Collins, Colo., February 3, 2014 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the fourth quarter ended December 31, 2013. The company reported fourth quarter sales of $152.6 million compared with $142.9 million in the third quarter of 2013 and $113.0 million in the fourth quarter of 2012. Income from continuing operations was $34.4 million or $0.83 per diluted share. On a non-GAAP basis, income from continuing operations was $27.8 million or $0.67 per diluted share. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. Based on our current mix of profits between thin films and solar, the effective tax rate excluding restructuring was approximately 0%. The company ended the quarter with $149.7 million in cash and marketable securities, a sequential increase of $45.0 million.
“Two years into our strategic plan, we have increased our global presence, completed our restructuring, improved margins, accelerated revenues and effectively utilized our cash for acquisitions and share repurchases, all in order to return value to our shareholders,” said Garry Rogerson, CEO of Advanced Energy. ”Our highly efficient engine is now in place, with R&D centers throughout the world and our manufacturing centralized through Shenzhen. Entering the new year, our opportunities span applications and geographies. With a variety of new thin films products, growing demand for our revamped inverter product line and a strong pipeline of opportunities in both existing and new applications, we believe we are poised for a strong 2014.”

Thin Films
Thin Films sales were $87.6 million in the fourth quarter of 2013, a 16.2% increase from $75.4 million in the third quarter of 2013 and a 64.4% increase from $53.3 million in the fourth quarter of 2012. Growth this quarter was particularly strong as our OEM customers prepared for first quarter shipments to their customers and the company’s multitude of new products continue to enable expansion into new applications.
Solar Energy
Solar Energy sales were $64.9 million in the fourth quarter of 2013, down 4% from $67.5 million in the third quarter of 2013 and an increase of 8.9% from $59.6 million in the fourth quarter of 2012. Backlog for our new 1 megawatt inverter remained strong as the company began to ramp production in the fourth quarter to meet demand.
Income from Continuing Operations
Income from continuing operations for the fourth quarter was $34.4 million or $0.83 per diluted share, compared with $687,000 or $0.02 per diluted share in the third quarter of 2013, and $4.9 million or $0.13 per diluted share in the same period last year. On a non-GAAP basis, net of tax and excluding the restructuring charges, income from continuing operations this quarter grew to $27.8 million or $0.67 per diluted share from $21.7 million or $0.53 per diluted share in the third quarter of 2013.
Restructuring Activities
During the fourth quarter, the company recorded a pre-tax restructuring charge of $2.3 million, $405,000 of which was non-cash. The company has now completed all of its restructuring actions and expects to report future charges only as related to inorganic activity. The total charges related to the restructuring activities over the last 2 years were $53.9 million, of which $37.9 million was non-cash. These cost savings activities are expected to deliver annual savings of approximately $80 million by the end of 2014.
First Quarter 2014 Guidance
The company anticipates first quarter 2014 results from continuing operations to continue our trend of significant year-over-year increases. This guidance reflects some Solar seasonality partially offset by demand for new products and the resulting impact of last quarter’s strong OEM sales in Thin Films. Guidance is within the following ranges:

•	Sales of $138 million to $146 million ($112 million in Q1 2013)

•	Earnings per share of $0.36 to $0.42 ($0.17 in Q1 2013)

•	Non-GAAP earnings per share of $0.41 to $0.47 ($0.29 in Q1 2013)

Fourth Quarter 2013 Conference Call
Management will host a conference call tomorrow, Tuesday, February 4, 2014, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide conference pass code 34809200. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter pass code 34809200. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition -related costs, stock based compensation and amortization of intangibles and tax release items. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s expectations with respect to guidance to financial results for the first quarter ending March 31, 2014, anticipated cost savings, profitability, market performance, demand for products, future charges, positioning of the company and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the volatility and seasonality of renewable energy projects and solar inverter sales; (d) the acquisition of Solvix, REFUsol and recently the Power Control Modules product line from AEG Power Solutions GmbH (the “POC Modules”) (collectively, the “Acquisitions”) including the successful integration of the operations of such Acquisitions, the retention of key employees of such Acquisitions, expectations surrounding the benefits of the Acquisitions’ products, the total available market and expected sales of such products, and product cost expectations surrounding the fabless manufacturing models for REFUsol and the POC Modules; (e) with regard to the renewable energy market, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere for solar inverters, including the RPS (renewable portfolio standards) and the timing and availability of grant programs in North America and Europe; (f) renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, (g) the timing of orders received from customers, (h) the company's ability to realize benefits from cost improvement efforts including avoided costs, any restructuring plans and any inorganic growth, (i) the ability to obtain materials and manufacture products; and (j) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. As reiterated previously, aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.
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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

SALES	$152,580	$112,971	$142,899	$547,004	$451,931
COST OF SALES	93,753	74,425	86,688	336,868	284,185
GROSS PROFIT	58,827	38,546	56,211	210,136	167,746
	38.6%	34.1%	39.3%	38.4%	37.1%
OPERATING EXPENSES:
Research and Development	13,216	13,895	15,105	58,314	58,076
Selling, general, and administrative	21,960	15,556	22,138	84,662	69,127
Restructuring charges and asset impairment	2,305	2,039	19,884	46,395	7,473
Amortization of intangible assets	1,328	1,557	626	6,142	5,696
Total operating expenses	38,809	33,047	57,753	195,513	140,372

Operating income (loss)	20,018	5,499	(1,542)	14,623	27,374

Other income (expense), net	30	181	164	(339)	2,432
Income (loss) from continuing operations before income taxes	20,048	5,680	(1,378)	14,284	29,806
Provision (benefit) for income taxes	(14,307)	806	(2,065)	(17,802)	9,630
INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	34,355	4,874	687	32,086	20,176

Income (loss) from discontinued operations, net of income taxes	—	(25)	—	—	405

NET INCOME	$34,355	$4,849	$687	$32,086	$20,581

Basic weighted-average common shares outstanding	40,284	37,955	39,878	39,597	38,879
Diluted weighted-average common shares outstanding	41,332	38,484	40,577	40,667	39,447

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.85	$0.13	$0.02	$0.81	$0.52
DILUTED EARNINGS PER SHARE	$0.83	$0.13	$0.02	$0.79	$0.51

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$—	$(0.00)	$—	$—	$0.01
DILUTED EARNINGS PER SHARE	$—	$(0.00)	$—	$—	$0.01

NET INCOME:
BASIC EARNINGS PER SHARE	$0.85	$0.13	$0.02	$0.81	$0.53
DILUTED EARNINGS PER SHARE	$0.83	$0.13	$0.02	$0.79	$0.52

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2013	2012
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$138,125	$146,564
Marketable securities	11,568	25,683
Accounts receivable, net	125,782	83,914
Inventories, net	109,771	81,482
Deferred income tax assets	10,746	19,477
Income taxes receivable	9,423	4,951
Other current assets	10,950	9,075
Total current assets	416,365	371,146

Property and equipment, net	34,888	39,523

Deposits and other	2,421	7,529
Goodwill and intangibles, net	177,211	106,600
Deferred income tax assets	21,488	12,444
Total assets	$652,373	$537,242

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55,623	$41,044
Other accrued expenses	53,073	44,704
Notes payable to banks	13,661	—
Total current liabilities	122,357	85,748

Long-term liabilities	66,158	61,883

Total liabilities	188,515	147,631

Stockholders' equity	463,858	389,611
Total liabilities and stockholders' equity	$652,373	$537,242

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
SALES:
Thin Films	$87,647	$53,322	$75,409	$296,535	$235,335
Solar Energy	64,933	59,649	67,490	250,469	216,596
Total Sales	$152,580	$112,971	$142,899	$547,004	$451,931

OPERATING INCOME (LOSS):
Thin Films	$24,723	$4,691	$18,150	$64,790	$22,804
Solar Energy	(2,400)	3,360	192	(3,772)	14,003
Total segment operating income	22,323	8,051	18,342	61,018	36,807
Corporate expenses	—	(513)	—	—	(1,960)
Restructuring charges and asset impairments	(2,305)	(2,039)	(19,884)	(46,395)	(7,473)
Other income (expense), net	30	181	164	(339)	2,432
Income (loss) from continuing operations before income taxes	$20,048	$5,680	$(1,378)	$14,284	$29,806

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and income from operations, excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

Gross Profit, as reported	$58,827	$38,546	$56,211	$210,136	$167,746
Operating expenses, as reported	38,809	33,047	57,753	195,513	140,372
Adjustments:
Restructuring charges and asset impairments	(2,305)	(2,039)	(19,884)	(46,395)	(7,473)
Acquisition-related costs	—	—	—	(1,093)	—
Stock-based compensation	(4,432)	(2,648)	(4,106)	(13,742)	(12,720)
Amortization of intangible assets	(1,328)	(1,557)	(626)	(6,142)	(5,696)
Non-GAAP operating expenses	30,744	26,803	33,137	128,141	114,483
Non-GAAP income from operations	$28,083	$11,743	$23,074	$81,995	$53,263

Reconciliation of Non-GAAP measure - income from continuing operations excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

Income from continuing operations, net of tax, as reported	$34,355	$4,874	$687	$32,086	$20,176
Adjustments, net of tax
Restructuring charges and asset impairments	(11,785)	1,367	22,441	30,235	4,775
One-time gain on sale of flow assets	—	—	—	—	(1,452)
Acquisition-related costs	—	—	—	993	—
Stock-based compensation	4,038	1,687	3,601	12,010	8,103
Amortization of intangible assets	1,210	992	549	5,342	3,629
Nonrecurring tax release items	—	—	(5,608)	(5,608)	—
Non-GAAP income from continuing operations, net of tax	$27,818	$8,920	$21,670	$75,058	$35,231

Reconciliation of Non-GAAP measure - per share earnings from continuing operations excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

Diluted earnings per share from continuing operations, as reported	$0.83	$0.13	$0.02	$0.79	$0.51
Add back:
per share impact of Non-GAAP adjustments, net of tax	(0.16)	0.1	0.51	1.06	0.39
Non-GAAP per share earnings from continuing operations	$0.67	$0.23	$0.53	$1.85	$0.90

Reconciliation of Non-GAAP measure - operating income excluding restructuring	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

Operating income (loss), as reported	$20,018	$5,499	$(1,542)	$14,623	$27,374
Adjustment:
Restructuring charges and asset impairments	2,305	2,039	19,884	46,395	7,473
Non-GAAP operating income excluding restructuring charges	$22,323	$7,538	$18,342	$61,018	$34,847

Reconciliation of Non-GAAP measure - income from operations and per share earnings excluding restructuring	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012

Net income from continuing operations, as reported	$34,355	$4,874	$687	$32,086	$20,176
Adjustments, net of tax:
Restructuring charges and asset impairments	(11,785)	1,367	22,441	30,235	4,775
Non-GAAP income from continuing operations, net of tax excluding restructuring charges	$22,570	$6,241	$23,128	$62,321	$24,951

Diluted weighted-average common shares outstanding	41,332	38,484	40,577	40,667	39,447
Non-GAAP per share earnings from continuing operations excluding restructuring charges	$0.55	$0.16	$0.57	$1.53	$0.63